UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 12, 2003

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3419438
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3520818
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Item 5.             Other Events

On November 12, 2003, La Quinta Corporation and La Quinta Properties, Inc. (collectively, “La Quinta”) entered into an Amended and Restated Credit Agreement, dated as of November 12, 2003, by and among La Quinta Properties, Inc., as borrower, La Quinta Corporation, as guarantor, the Lenders listed therein, Canadian Imperial Bank of Commerce, as administrative agent, Fleet Securities Inc., as syndication agent, Credit Lyonnais New York Branch, as documentation agent and CIBC World Markets Corp. and Fleet Securities Inc., as co-lead arrangers.  Attached hereto as Exhibit 99.1 is a copy of the press release relating thereto.

Item 7.             Exhibits

10.1              Amended and Restated Credit Agreement, dated as of November 12, 2003, by and among La Quinta Properties, Inc., as borrower, La Quinta Corporation, as guarantor, the Lenders listed therein, Canadian Imperial Bank of Commerce, as administrative agent, Fleet Securities Inc., as syndication agent, and Credit Lyonnais New York Branch, as documentation agent and CIBC World Markets Corp. and Fleet Securities Inc. as co-lead arrangers.

10.2              Amended and Restated Pledge and Security Agreement, dated as of November 12, 2003, by and among La Quinta Properties, Inc., La Quinta Corporation and the subsidiary grantors listed therein.

99.1              Press release, dated November 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2003	LA QUINTA CORPORATION

	By:	/s/ Steven J. Flowers
	Name: Title:	Steven J. Flowers Vice President and Treasurer

LA QUINTA PROPERTIES, INC.

	By:	/s/ Steven J. Flowers
	Name: Title:	Steven J. Flowers Vice President and Treasurer

EXHIBIT INDEX

10.1              Amended and Restated Credit Agreement, dated as of November 12, 2003, by and among La Quinta Properties, Inc., as borrower, La Quinta Corporation, as guarantor, the Lenders listed therein, Canadian Imperial Bank of Commerce, as administrative agent, Fleet Securities Inc., as syndication agent, Credit Lyonnais New York Branch, as documentation agent and CIBC World Markets Corp. and Fleet Securities Inc. as co-lead arrangers.

10.2              Amended and Restated Pledge and Security Agreement, dated as of November 12, 2003, by and among La Quinta Properties, Inc., La Quinta Corporation and the subsidiary grantors listed therein.

99.1              Press release, dated as of November 12, 2003.